Exhibit 99.1

Press Release

RTI Surgical Announces Acquisition of Zyga Technology, Inc.

Acquisition Expands Spine Franchise Portfolio and Accelerates Growth Potential;

Zyga Technology Provides Innovative SImmetry® Sacroiliac Joint Fusion System

Alachua FLA., January 4, 2018 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, today signed an agreement to acquire Zyga Technology, Inc., with closing subject to filing with the state of Delaware. Zyga Technology is a leading spine-focused medical device company that develops and produces innovative minimally invasive devices to treat underserved conditions of the lumbar spine. Zyga Technology’s primary product is the SImmetry® Sacroiliac Joint Fusion System.

“Acquiring Zyga Technology further advances our strategic transformation focused on reducing complexity, driving operational excellence and accelerating growth,” said Camille Farhat, President and CEO. “We are increasing our focus on both internal development and external investment, and acquiring Zyga Technology’s innovative minimally invasive treatment both accentuates our robust spine portfolio and opens significant opportunities to accelerate growth.”

Farhat added, “The acquisition provides access to a procedure that has been growing in excess of 20% in recent years and leverages the core competencies of our Spine franchise. We believe it is perfectly aligned with our Spine-focused expansion strategy to pursue niche differentiated products, to gain scale and customer retention and support portfolio pull-through along the way. As part of the RTI team, we believe Zyga has the potential to produce significant growth by gaining market share, growing procedure volume and driving increased adoption. SImmetry® is a differentiated product designed to drive fusion and supported by clinical data and, with access to RTI’s larger, sophisticated sales force, we will introduce the system to a much wider surgeon audience.”

The sacroiliac joint fusion (SIJF) market has seen significant growth in recent years and is estimated currently to be a $100 million market in the United States. By 2024, the SIJF market in the US is expected to exceed $200 million, anticipated to be driven mainly by an increase in procedure volumes and adoption by new surgeons.

Zyga Technology is a private company with approximately 30 employees and approximately $4 million in annual revenue. Upon closing, RTI Surgical will fund the acquisition through a combination of cash and borrowing under its existing credit facility. Terms of the deal were not disclosed. The agreement has been executed as of today, January 4, 2018, by both parties. Closing will occur following the re-opening of the Delaware Department of State, which is presently closed due to inclement weather.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

About Zyga Technology, Inc.

Zyga Technology markets the SImmetry® Sacroiliac Joint Fusion System, a minimally invasive procedure intended for conditions including sacroiliac joint disruptions and degenerative sacroiliitis. The SImmetry® System is known for its ability to create a true SI joint arthrodesis, including decortication, bone grafting and fixation with a threaded implant. For more information, please visit www.zyga.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements, gaining market share and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. Additionally, the statement relating to the expected size of the SIJF market in the United States in 2024 is a forward-looking statement. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

INVESTOR CONTACT:

Nathan Elwell nelwell@lincolnchurchilladvisors.com

+1 847 530 0249